UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

MONOPAR THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39070	32-0463781
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Skokie Blvd., Suite 350, Wilmette, IL	60091
(Address of principal executive offices)	(Zip Code)

(847) 388-0349
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MNPR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.            Entry into a Material Definitive Agreement.

On October 28, 2024, Monopar Therapeutics Inc., a Delaware corporation (the “Company”), entered into a placement agent agreement (the “Placement Agent Agreement”) with Rodman & Renshaw LLC (the “Placement Agent”) in connection with the offer and sale to investors of up to 1,181,540 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at an offering price of $16.25 per Share (the “Offering”). In connection with the Offering, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain of the purchasers in the Offering. The Offering closed on October 30, 2024. The aggregate gross proceeds to the Company from the Offering were approximately $19.2 million, before deducting placement agent fees and other estimated offering expenses.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Purchasers, customary conditions to closing, and customary indemnification obligations of the Company.

The Placement Agent acted as the Company’s exclusive placement agent in the Offering. Pursuant to the terms of the Placement Agent Agreement, the Company has agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in the Offering. The Company also agreed to reimburse the Placement Agent for certain expenses.

The Placement Agent Agreement contains customary representations, warranties and agreements of the parties, and customary indemnification obligations of the Company.

The Offering was made pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on January 4, 2023 (Registration No. 333-268935), a base prospectus filed as part thereof, a preliminary prospectus supplement, dated October 28, 2024, and a final prospectus supplement, dated October 28, 2024.

The form of Purchase Agreement and Placement Agent Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The descriptions of the terms of the Purchase Agreement and Placement Agent Agreement set forth above are qualified in their entirety by reference to such exhibits.

A copy of the legal opinion and consent of Baker & Hostetler LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 7.01.            Regulation FD Disclosure.

On October 28, 2024, the Company issued a press release announcing that it had priced the Offering. The full text of the press release is attached hereto as Exhibits 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Legal Opinion of Baker & Hostetler LLP
10.1	Form of Securities Purchase Agreement, dated October 28, 2024, by and between Monopar Therapeutics Inc. and the Purchasers party thereto.
10.2	Placement Agent Agreement, dated October 28, 2024, by and between Monopar Therapeutics Inc. and Rodman & Renshaw LLC.
23.1	Consent of Baker & Hostetler LLP (contained in Exhibit 5.1).
99.1	Press Release of Monopar Therapeutics Inc. dated October 28, 2024 announcing the pricing of Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monopar Therapeutics Inc.

Date: October 30, 2024	By:	/s/ Karthik Radhakrishnan
	Name:	Karthik Radhakrishnan
	Title:	Chief Financial Officer